NEWS RELEASE



                             FOR IMMEDIATE RELEASE


CONTACTS:
John Ingoldsby                          or    Joseph Caruso
Director of Investor Relations                Chief  Financial Officer
Palomar Medical Technologies, Inc.            Palomar Medical Technologies, Inc.
781-402-2411                                  781-676-7300


                    PALOMAR CLAIMS VICTORY IN PROXY CONTEST


LEXINGTON,  Mass., June 29, 1999 - Palomar Medical  Technologies,  Inc. (NASDAQ:
PMTI), the technology leader in laser hair removal, today claimed victory over The Monterey Stockholders Group LLC in the proxy contest for the election of directors. The company's announcement was based on the preliminary report of the independent Inspector of Election from the Company's annual meeting of stockholders held on June 23, 1999. The Monterey Group had sought to replace Palomar's Board of Directors with their own nominees.

The Inspector's preliminary report noted that approximately 28,384,054 shares voted at the meeting voted for Palomar's nominees and approximately 9,553,994 shares voted at the meeting voted for Monterey's nominees. Palomar said that it achieved the victory despite the actions of Monterey's members, including Mark
T. Smith, leader of Monterey, who intentionally failed to vote their own shares at the annual meeting in an unsuccessful attempt to prevent a quorum at the meeting and avoid conclusive defeat at the polls.

Louis P. Valente, chairman and chief executive officer of Palomar, said, "The preliminary report of the Inspector of Election demonstrates broad support for Palomar's Board of Directors by its stockholders. We thank them for their support and pledge to continue our efforts to enhance value for all Palomar stockholders."

Valente continued, "Monterey's failed actions to prevent a quorum were, in our opinion, a deliberate attempt to circumvent the voting process, silence Palomar stockholders and avoid resounding defeat at the polls. In its effort to avoid defeat, Monterey has attempted to thwart the most fundamental principle of good corporate governance, the right of shareholders to take action through the voting process. In our view, Mr. Smith and his group now have conclusively proven to stockholders precisely why they do not deserve to sit on Palomar's Board."

Certified, final voting results will be issued by the Inspector of Election in the near future. At that time, final results will be announced.

Palomar Medical Technologies, Inc. is a leading supplier of proprietary laser systems for hair removal and other cosmetic laser treatments. Hundreds of Palomar laser hair removal systems have been installed in physician practices worldwide, and hundreds of thousands of treatments have been performed.


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                                                                     PALOMAR / 2

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including but not limited to statements relating to the use of proceeds of the Star sale that involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, technological difficulties, lack of product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to medical devices, and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1998. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar news releases are available  through PR Newswire Company News on-Call by fax at 800-758-5804, Extension 107555, or http://www.prnewswire.com/(PMTI) For more information about Palomar, visit our home page at http://www.palmed.com